As filed with the Securities and Exchange Commission on May 1, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
Under
The Securities Act of 1933

Cavium Networks, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3674 (Primary Standard Industrial Classification Code Number)	77-0558625 (I.R.S. Employer Identification No.)
805 East Middlefield Road
Mountain View, CA 94043
(650) 623-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Syed B. Ali
President and Chief Executive Officer
Cavium Networks, Inc.
805 East Middlefield Road
Mountain View, CA 94043
(650) 623-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Vincent P. Pangrazio, Esq. Cooley Godward Kronish LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306-2155 (650) 843-5000	Jeffrey D. Saper, Esq. Allison B. Spinner, Esq. Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304-1001 (650) 493-9300

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-140660
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Proposed
		Proposed Maximum	Maximum	Amount of
Title of Each Class of Securities to be	Amount to be	Offering Price Per	Aggregate	Registration Fee
Registered	Registered(1)(2)	Share(3)	Offering Price(3)
Common Stock, par value $0.001 per share	575,000	$13.50	$7,762,500	$239

(1)	Includes 75,000 shares subject to the underwriters’ over-allotment option.
(2)	The 575,000 shares being registered under this Registration Statement are in addition to the 7,187,500 shares registered pursuant to the Registration Statement on Form S-1 (File No. 333-140660).
(3)	Based on the public offering price.

     This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This Registration Statement on Form S-1 is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of Cavium Networks, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement includes the registration statement facing page, this page, the signature pages, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent, an accountant’s consent and a consent from our independent valuation firm. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-140660), initially filed by the Registrant on February 13, 2007 and declared effective by the Securities and Exchange Commission on May 1, 2007. The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the Registrant by 500,000 shares and increasing by 75,000 the shares subject to purchase upon exercise of the underwriters’ option to purchase additional shares of common stock. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1, as amended (File No. 333-140660), including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits and Financial Statement Schedules.
     All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (Registration No. 333-140660) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith.

Exhibit
Number	Description of Exhibit

5.1	Opinion of Cooley Godward Kronish LLP, counsel to Registrant

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward Kronish LLP (included in exhibit 5.1)

23.3	Consent of Duff & Phelps, LLC

24.1	Power of Attorney (incorporated by reference to the Registration Statement on Form S-1 of the Registrant, File No. 333-140660)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Mountain View, California, on the 1st day of May, 2007.

Cavium Networks, Inc.
By:	/s /Syed Ali
Syed Ali
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Syed Ali Syed Ali	President, Chief Executive Officer and Director (Principal Executive Officer)	May 1, 2007

/s/ Arthur Chadwick Arthur Chadwick	Chief Financial Officer and Vice President of Finance and Administration (Principal Financial and Accounting Officer)	May 1, 2007

* Kris Chellam	Director	May 1, 2007

* John Jarve	Director	May 1, 2007

* Anthony Pantuso	Director	May 1, 2007

* C.N. Reddy	Director	May 1, 2007

* Anthony Thornley	Director	May 1, 2007

*By:	/s/ Syed B. Ali

Syed B. Ali
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

5.1	Opinion of Cooley Godward Kronish LLP, counsel to Registrant

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward Kronish LLP (included in exhibit 5.1)

23.3	Consent of Duff & Phelps, LLC

24.1	Power of Attorney (incorporated by reference to the Registration Statement on Form S-1 of the Registrant, File No. 333-140660)